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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           AMENDMENT NO. 1 TO FORM 8-K
                                    FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): JANUARY 10, 2007
                                                         ----------------

                                ABLE ENERGY, INC.
                 (Exact name of registrant specified in charter)

         DELAWARE                     001-15035                  22-3520840
 ------------------------      ------------------------      -------------------
 (State of Incorporation)      (Commission File Number)        (IRS Employer
                                                             Identification No.)


                     198 GREEN POND ROAD, ROCKAWAY, NJ 07866
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                  (973)625-1012
                         -----------------------------
                         Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Explanatory Note: This Amendment No. 1 to the Current Report on Form 8-K is
being filed by Able Energy, Inc. (the "Company") in order to supplement certain of the information disclosed in the Company's Current Report on Form 8-K filed January 17, 2007 under Item 2.04.

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

On March 2, 2007, the Company received a notice from Laurus Master Fund, Ltd. (the "Holder") indicating that, the Holder waives the payment Event of Default as originally described in the Holder's January 10, 2007 notice of claim of default letter and waives the Default Payment (which was described as being $1,165,897.84 in the January 10, 2006 letter). The Company has timely made its regularly scheduled payments due to the Holder under the Convertible Term Note dated June 30, 2006 by the Company in favor of the Holder (as filed by the Company in its Current Report on Form 8-K dated July 7, 2006) (the "Note") and such payments have been accepted by the Holder. The Company believes that based upon the Holder's March 2, 2007 letter and the Holder's acceptance of scheduled payments under the Note, the payment terms and conditions of the Note will continue to apply until the June 30, 2009 maturity date of the Note.

A copy of the Holder's March 2, 2007 notice is attached as Exhibit 99.1 hereto.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

99.1 Notice from Laurus Capital Management, LLC (on behalf of Laurus Master Fund, Ltd.) to Able Energy, Inc. dated March 2, 2007.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2007

                                ABLE ENERGY, INC.


                                By: /s/ Christopher P. Westad
                                    --------------------------------------------
                                    Christopher P. Westad, Acting CEO